CUSIP No. 51827W103                                          Page 14 of 14 Pages

                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    August 22, 2002

                                       AUGUSTINE FUND, L.P.

                                       By:   AUGUSTINE CAPITAL MANAGEMENT, LLC
                                             General Partner

                                       By:     /s/ John T. Porter
                                               John T. Porter, President


                                       AUGUSTINE CAPITAL MANAGEMENT, LLC

                                       By:     s/ John T. Porter
                                               ohn T. Porter, President



By:    /s/ Thomas Duszynski
        Thomas Duszynski

By:    /s/ David M. Matteson
        David M. Matteson

By:    /s/ Brian D. Porter
        Brian D. Porter

By:    /s/ John T. Porter
        John T. Porter